UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

Cody Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5339393
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 333-140056

2915 W. Charleston Blvd., Ste.7, Las Vegas, NV 89102
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (702) 383-5862

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Pursuant to an Agreement and Plan of Merger (“Merger Agreement”) dated as of June 20, 2008, between  Cody Resources, Inc., formerly a Nevada corporation (“Cody Nevada”) and Cody Resources, Inc., a Delaware corporation (“Cody Delaware”) Cody Nevada reincorporated in the State of Delaware (the “Reincorporation Merger”), with Cody Delaware as the surviving corporation (the “Surviving Corporation”).

Pursuant to the terms of the Merger Agreement, (i) Cody Nevada merged with and into Cody Delaware, with Cody Delaware being the surviving corporation; (ii) Cody Delaware succeeded to the ownership of all of Cody Nevada’s assets, has the rights, power and privileges and assumed all of the obligations of Cody Nevada; (iii) Cody Nevada’s existing Board of Directors and officers became the Board of Directors and officers of Cody Delaware; and (iv) the Certificate of Incorporation of Cody Delaware (“Delaware Certificate”) and by-laws of Cody Delaware (“Delaware By-laws”) now govern the Surviving Corporation.

The Reincorporation Merger became effective on June 20, 2008.  At the effective time of the Reincorporation Merger, each outstanding share of Cody Nevada’s common stock, par value $0.001 per share automatically was converted into one share of common stock of Cody Delaware, par value $0.001 per share.    The foregoing description of the Merger Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 2.1 and incorporated by reference as if fully set forth herein.

Item 3.01. Material Modification to Rights of Security Holders.

As a result of the Reincorporation Merger disclosed under Item 1.01 above, the constituent instruments defining the rights of holders of the registrant’s common stock are now the Delaware Certificate and Delaware Bylaws, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively and the Surviving Corporation is governed by Delaware law rather than Nevada law

Delaware Corporate Law Provisions

Certain differences exist between Delaware and Nevada law, and accordingly, the rights of our shareholders have changed.  The following discussion summarizes briefly some of the changes to the rights of our shareholders resulting from the reincorporation and from certain differences between Delaware and Nevada law. The following discussion is not intended to be and does not purport to be a complete statement of such laws and is qualified in its entirety by reference to the full text of, and decisions interpreting, applicable Delaware and Nevada law.

Classified Board of Directors. Nevada law permits a corporation to classify its board of directors into classes with staggered terms of office, provided that at least one-fourth of the total number of directors is elected annually. Delaware law also permits a corporation to classify its board of directors into as many as three classes as equally as possible with staggered terms of office. A classified board of directors lengthens the amount of time that is required to make changes in board composition and therefore makes a change in control a lengthier process.  We do not have a classified board, and do not anticipate that our board of directors will be classified in the near future.

Removal of Directors. Under Nevada law, generally, any director of any corporation without cumulative voting may be removed by the holders of not less than two-thirds of the voting power of a corporation's issued and outstanding stock, with or without cause.  Under Delaware law, a director of a corporation without a classified board may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors.

Dividend Rights and Repurchase of Shares. Under Nevada law, no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders. Under Delaware law, unless further restricted in the certificate of incorporation (which our certificate of incorporation does not), a corporation may declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, Delaware law provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Delaware law prohibits certain business combinations with interested shareholders, which are defined as owners of 15% or more of the outstanding voting power of the Company (or certain affiliates or associates of the Company who have held 15% or more of the outstanding shares in the past three years), for three years after the date that the person first became an interested stockholder, unless (1) prior to such time the board of directors of the Company approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder or (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, subject to certain exclusions, or (3) at or subsequent to the time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The foregoing description is not a complete statement of the rights of our shareholders and shareholders should refer to the full text of, and decisions interpreting, Delaware law and Nevada law for a complete understanding of their rights.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.
Exhibit Number	Description
2.1	Agreement of Merger, dated June 20, 2008, by and between Cody Resources, Inc., a Nevada corporation and Cody Resources, Inc., a Delaware corporation
3.1	Certificate of Incorporation of Cody Resources, Inc., a Delaware corporation
3.2	Bylaws of Cody Resources, Inc., a Delaware corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cody Resources, Inc. (Registrant)

Dated: June 20, 2008	By: /s/ Donald Sampson
Name: Donald Sampson
Title: President, Chief Executive Officer